Exhibit 27(g)

               FACULTATIVE YEARLY RENEWABLE TERM EXPERIENCE RATED
                             REINSURANCE AGREEMENT

                           Effective December 29, 2000

                                     Between

                   GREAT-WEST LIFE & ANNUlTY INSURANCE COMPANY
                               ("Ceding Company")

                             8515 East Orchard Road
                            Englewood, Colorado 80111

                                       And

                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")

                              Security Life Center
                                  1290 Broadway
                           Denver, Colorado 80203-5699

                        Reinsurer Agreement No. 0526-2942


0526-2941                                               SECURITY LIFE OF DENVER
COLI 01/18/2002                                               INSURANCE COMPANY

                                                                   46316FY1200C



                        FACULTATIVE YEARLY RENEWABLE TERM
                     EXPERIENCE RATED REINSURANCE AGREEMENT

                            This Agreement is between

                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY,
                8515 East Orchard Road, Englewood, Colorado 80111

                                       And

                   SECURITY LIFE OF DENVER INSURANCE COMPANY,
              Security Life Center, 1290 Broadway, Denver, Colorado
                                   80203-5699.

The Reinsurer agrees to reinsure certain portions of the Ceding Company's contract risks as described in the terms and conditions of this Agreement, which includes any attached Schedules and Exhibits.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, the Ceding Company and the Reinsurer have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of December 29, 2000.

GREAT-WEST LIFE & ANNUITY                   SECURITY LIFE OF DENVER
INSURANCE COMPANY                           INSURANCE COMPANY

By:                                             By:
   ---------------------------------          ----------------------------------

Title:                                         Title:
      ------------------------------          ----------------------------------

Date:                                          Date:
     -------------------------------          ----------------------------------


By:                                            By:
   ---------------------------------          ----------------------------------

Title:                                         Title:
      ------------------------------          ----------------------------------

Date:                                          Date:
     -------------------------------          ----------------------------------

0526-2942
COLI 01/18/2002



                       FACULTATIVE YEARLY RENEWABLE TERM
                     EXPERIENCE RATED REINSURANCE AGREEMENT

                                Table of Contents






0526-2941
COLI 01/18/2002




                              Listing of Schedules:

SCHEDULE A -COVERAGE AND LIMITS

1. Plans Reinsured
2. Premium Due
3. Recapture Period
4. Net Amount at Risk
5. Additional Reporting Information

SCHEDULE B -REINSURANCE PREMIUMS

1. Reinsurance Premiums -Life
B-1: Reinsurance Rates:
1983 GAM Rate Table (Male & Female)

SCHEDULE C -REPORTING INFORMATION
Information on Risks Reinsured
Sample Policy Exhibit Summary Sample Reserve Credit Summary Sample Accounting
  Summary



CASE EXHIBIT 1

1. Case Name
2. Case Issue Date
3. Reinsurance Basis
4. Reinsured Amount
5. Ceding Company's Maximum Dollar Retention Limits
6. Reinsurance Percentages
7. Supplemental Benefits and Riders Reinsured
8. Ceding Company's Quota Share Percentage Amount
9. Experience Refund Formula
10. Age Basis

0526-2942                                    i
COLI 01/18/2002


                        FACULTATIVE YEARLY RENEWABLE TERM
                     EXPERIENCE RATED REINSURANCE AGREEMENT

1. PARTIES TO AGREEMENT.

        This Agreement is solely between the Reinsurer and the Ceding Company. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between the Reinsurer and any other person, for example, any insured, policyholder, agent, beneficiary, assignee, or other reinsurer. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company. The Ceding Company and the Reinsurer will not disclose the other's name to these third parties with regard to the agreements or transactions that are between the Ceding Company and the Reinsurer, unless the Ceding Company or the Reinsurer gives prior written approval for the use of its own name.

        The terms of this Agreement are binding upon the parties, their representatives, successors, and assigns. The parties to this Agreement are bound by ongoing and continuing obligations and liabilities until this Agreement terminates for new business and the underlying policies are no longer in force, whichever occurs later. This Agreement shall not be bifurcated, partially assigned, or partially assumed.

2. REINSURANCE TYPE AND BASIS.

        This Agreement, including the attached Schedules and Exhibits, states the terms and conditions of facultative Yearly Renewable Term reinsurance ceded hereunder. This Agreement is applicable only to reinsurance of policies directly written by the Ceding Company and as set forth in Section 3 of each Case Exhibit. Any policies acquired through merger with another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.

        The Reinsurance Basis will be either an excess basis or a first dollar quota share basis, as set forth in Section 2 of each Case Exhibit.

3. FACULTATIVE REINSURANCE.

        Only policy forms listed in Section 3 of each Case Exhibit are eligible for facultative consideration. The Ceding Company shall submit all cases to the Reinsurer for a facultative offer. After receipt of the Ceding Company's application, the Reinsurer will promptly examine the materials and notify the Ceding Company of:

        i. the terms and conditions of the Reinsurer's offer for facultative reinsurance; or

        ii. that no offer will be made.

        The Reinsurer's offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If the Ceding Company accepts the Reinsurer's offer, then the Ceding Company will note its acceptance in its underwriting file and confirm acceptance with the Reinsurer, in writing, immediately. If the Ceding Company does not accept the Reinsurer's offer, then the Ceding Company will notify the Reinsurer in writing, as soon as possible. All offers of reinsurance made by the Reinsurer are subject to the following conditions:

        a. RESIDENCE.

        Each insured must be a resident of the United States or Canada at the time of issue. 0526-2942 4

        b. MINIMUM CESSION.

        The minimum amount of reinsurance per cession that the Reinsurer will accept is $10,000.00 and reinsurance of a cession will be terminated when the amount reinsured is less than $10,000.00.

4. COMMENCEMENT OF REINSURANCE COVERAGE.

        Commencement of the Reinsurer's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

        a. FACULTATIVE REINSURANCE.

               The Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will begin when:

               i. The Ceding Company accepts the Reinsurer's offer; and

               ii. The policy has been issued.

               Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will terminate simultaneously with the Ceding Company's contractual liability for the policy reinsured, unless otherwise terminated in accordance with the terms of this Agreement.

         b. PRE-ISSUE COVERAGE.

               The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement for facultative reinsurance coverage.

5. AMOUNT REINSURED AND REINSURANCE PREMIUM RATES.

         a. LIFE REINSURANCE.

               The amount reinsured on a policy is the policy's Net Amount at Risk less the Ceding Company's retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life, or both lives for joint policies, is as set forth in Section 3 of each Case Exhibit. The Net Amount at Risk is defined in Section 4 of Schedule A. The reinsurance premiums per $1000 are shown in Section 1 of Schedule B.

         b. SUPPLEMENTAL BENEFITS.

               Supplemental benefits and riders reinsured under this Agreement, if any, are as specified in Section 7 of each Case Exhibit.

         c. PREMIUM ADJUSTMENTS.

               The reinsurance premium rates are not guaranteed. The Reinsurer reserves the right to change the rates at any time. If the Reinsurer changes the rates, it will give the Ceding Company 90 days' prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period. The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates applicable at the policy issue date. If the Reinsurer exercises this right, the Ceding Company has the right (but no obligation) to recapture, in its entirety, all of the reinsured business for which Reinsurer increases the reinsurance premiums.

6. CASH VALUES OR LOANS.

        This Agreement does not provide reinsurance for cash surrender values. In addition, the Reinsurer will not participate in policy loans or other forms of indebtedness on reinsured business.

7. PAYMENT OF REINSURANCE PREMIUMS

        a. PREMIUM DUE.

                The reinsurance premiums for each reinsurance cession are due as shown in Section 2 of Schedule A.

        b. FAILURE TO PAY REINSURANCE PREMIUMS.

               If the reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in
               Article 17, the premiums will be considered in default and the Reinsurer may terminate its liability for all in-force reinsurance coverage under this Agreement by giving 90 days' written notice of termination by registered mail to the Ceding Company and the Insurance Department of the State of Colorado. Upon formal finding of insolvency of the Ceding Company, the notification period will be reduced to 60 days. The Reinsurer will have no further liability as of the termination date. The Ceding Company will be liable for the prorated reinsurance premiums to the termination date. The Ceding Company agrees that it will not force termination under the provisions of this paragraph to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c. OVERPAYMENT OF REINSURANCE PREMIUM.

               If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment, without interest.

d. UNDERPAYMENT OF REINSURANCE PREMIUM.

               If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as defined below in Article 17, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment of the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Article 7.b., above.

e. RETURN OF REINSURANCE PREMIUM.

               If a misrepresentation or misstatement on an application or a death of an insured by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company, without interest.

               This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

f. UNEARNED REINSURANCE PREMIUMS.

               Upon death, surrenders and other terminations, reinsurance premiums will be corrected if the Net Amount at Risk has changed from the prior anniversary. The premium correction will equal the Reinsurer's share of the Net Amount at Risk at death, surrender, or other termination less the Reinsurer's share of the Net Amount at Risk as of the last anniversary date multiplied by the per $1,000 reinsurance premium rate, prorated for the year.

               Unearned reinsurance premiums will be returned on deaths, surrenders and other terminations. This refund will be on a prorated basis without interest from the date of termination of the policy to the date through which a reinsurance premium has been paid.

8. PREMIUM TAX REIMBURSEMENT.

        The Reinsurer will not reimburse the Ceding Company for premium taxes.

9. DAC TAX AGREEMENT.

        The Ceding Company and the Reinsurer hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

        a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of
               Section 848 (c) (1);

        b. The Ceding Company and the Reinsurer agree to exchange information pertaining to the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service;

        c. The Ceding Company will submit to the Reinsurer by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year;

        d. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year;

        e. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on the net amount of consideration, each party will report such amount in their respective tax returns for the previous calendar year.

        Both Ceding Company and Reinsurer represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

10.     REPORTS.

        The administering party is the Ceding Company. The reporting period is quarterly. For each reporting period, the Ceding Company will submit a statement to the Reinsurer with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the Reinsurer, premiums owed, policy exhibit activity, and an accounting summary. The Ceding Company agrees to segment/identify COLI/BOLI policies from any other policies reported and provide the Reinsurer with separate reports or identifiers for the COLI/BOLI policies. Within fifteen days after the end of each calendar quarter, the Ceding Company will submit a reserve credit summary similar to that shown in Schedule C.

        The Ceding Company also agrees to provide the Reinsurer with Additional Reporting Information as contained in Section 5 of Schedule A.

11. RESERVES FOR REINSURANCE.

        The Reinsurer shall hold reinsurance reserves in accordance with all applicable laws and regulations that the Reinsurer deems controlling.

12. DEATH AND DISABILITY WAIVER OF PREMIUM CLAIMS.

        a. NOTICE OF DEATH.

               The Ceding Company will notify the Reinsurer, as soon as reasonably possible, after it receives notice of a death claim (or premium waiver of disability claim) arising from a death (or disability) of an insured under a policy reinsured.

        b. PROOFS.

               The Ceding Company will promptly provide the Reinsurer with proper death (or disability) claim proofs (including, for example, proofs required under the policy), all relevant information respecting the existence and validity of the death (or disability) claim, and an itemized statement of the death (or disability) claim benefits paid by the Ceding Company under the policy.

        c. DEATH CLAIMS PAYABLE.

               Death claims are payable only as a result of the actual death (or for waiver of premium due to disability) of an insured, to the extent reinsured under this Agreement and for which there is contractual liability for the death claim under the issuing company's in force policy. Except for accelerated death benefits for terminally ill insured individuals (certified by a physician as having an illness or physical condition that can reasonably be expected to result in death in 24 months or less after the date of certification), for which benefits are contractually provided under the issuing company's policy, and which are reinsured hereunder, no acceleration nor estimation of death claims on living individuals is permitted, will not be due, owing or payable, nor form the basis of any claim against the Reinsurer whatsoever.

        d. AMOUNT AND PAYMENT OF DEATH CLAIMS.

               After the Reinsurer receives proper death (or disability) claim notice, proofs of the death (or disability) claim, and proof of payment of the death claim by the Ceding Company, the Reinsurer will promptly pay the reinsurance death benefits due and owing to the Ceding Company in one lump sum (or the Reinsurer will pay the Ceding Company its proportional share of the waived premium on an annual basis). The Ceding Company's contractual liability for death (and disability) claims is binding on the Reinsurer. The maximum death benefit payable to the Ceding Company under each reinsured policy is the Net Amount at Risk specifically reinsured hereunder; the Reinsurer will not be nor become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement. The total reinsurance in all companies on a policy shall not exceed the Ceding Company's total contractual liability on the policy, less its amount retained on the policy. The excess, if any, of the total reinsurance in all companies plus the Ceding Company's retained amount on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

        e. CONTESTED CLAIMS.

               The Ceding Company will notify the Reinsurer of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If the Ceding Company's contest, compromise, or litigation results in a reduction in its liability, the Reinsurer will share in the reduction in the proportion that the Reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death.

               If the Reinsurer should decline to participate in the contest, compromise or litigation, the Reinsurer will then release all of its liability by paying the Ceding Company its full share of reinsurance death benefits for the policy and not sharing in any subsequent reduction in liability.

        f. CLAIM EXPENSES.

               The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless the Reinsurer has released its liability, in which case the Reinsurer will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including the Ceding Company's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

        g. EXTRA CONTRACTUAL DAMAGES.

               The Reinsurer will not participate in and shall not be liable to pay the Ceding Company or others for any amounts in excess of the Reinsurer's share of the Net Amount at Risk on the mortality risk reinsured hereunder. Extracontractual damages or liabilities and related expenses and fees are specifically excluded from the reinsurance coverage provided under this Agreement. Extracontractual damages are any damages awarded against the Ceding Company, including, for example, those resulting from negligence, reckless or intentional conduct, fraud, oppression, or bad faith committed by the Ceding Company in connection with the mortality risk insurance reinsured under this Agreement.

               The excluded extracontractual damages shall include, by way of example and not limitation:

               i.     Actual and consequential damages;

               ii.    Damages for emotional distress or oppression;

               iii.   Punitive, exemplary or compensatory damages;

               iv.    Statutory damages, fines, or penalties;

               v. Amounts in excess of the risk reinsured hereunder that the Ceding Company pays to settle a dispute or claim;

               vi. Third-party attorney fees, costs and expenses.

               However, if the Reinsurer elected in writing to join in the contest of the coverage in question, after full disclosure of all relevant information in the Ceding Company's possession, the Reinsurer shall pay its share of damages awarded by a court against the Ceding Company if the sole basis for the award was due to the denial of the claim. In such instances, the Ceding Company and the Reinsurer shall share such damages so assessed in proportions equal to their share of the policy.

13. POLICY CHANGES.

        a. NOTICE.

               If a reinsured policy is changed, a corresponding change will be made in the reinsurance coverage for that policy. The Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement.

        b. INCREASES.

               If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, and increases are scheduled and known at issue, or due to the product's financial performance, then the increase will be accepted by the Reinsurer, but the increase is not to exceed fifty percent of the Reinsurer's share of the Net Amount at Risk at policy issue. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification. Other increases not subject to new underwriting evidence are not allowed under this Agreement.

        c. REDUCTIONS OR TERMINATIONS.

               If life insurance on a reinsured policy is reduced, then the reduction shall be applied first to the reinsured portion, among all reinsurers in accordance to their percentages. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

               Reductions and terminations are permitted only when the underlying policyholder directs such a reduction or termination of the issuing company policy that is in force at the time that the reductions and terminations take place.

        d.     NON-FORFEITURE BENEFITS.

                i. EXTENDED TERM.

                      If the original policy lapses and extended term insurance is elected under the terms of the policy, the Ceding Company will notify the Reinsurer of the new amount of reinsurance. The reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

               ii. REDUCED PAID UP.

                      If the original policy lapses and reduced paid up insurance is elected under the terms of the policy, the amount reinsured will be reduced and the Ceding Company will notify the Reinsurer of the new amount of reinsurance. Reinsurance will be reduced by the full amount of the reduction. If the amount of the reduction exceeds the risk amount reinsured, the reinsurance on the policy will be terminated. The reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

14. EXCHANGES AND REPLACEMENTS.

        a. NOTICE.

               If a policy reinsured under this Agreement is exchanged or replaced, as defined below in 14.b, the Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement. Unless mutually agreed otherwise in writing, policies that are not reinsured with the Reinsurer and that are exchanged or replaced with a plan covered under this Agreement will not be reinsured hereunder.

        b. EXCHANGES AND REPLACEMENTS.

               For purposes of this Agreement, an exchange or replacement is a new policy replacing an existing policy of the same type, where the new policy lacks at least one of the following characteristics: new business underwriting, full first year commissions, new suicide period, or new contestable period. New policies resulting from exchanges or replacements in the insurance reinsured hereunder will continue to be ceded to the Reinsurer under this Agreement, in an amount not to exceed the original amount reinsured hereunder.

               Reinsurance rates for exchanges or replacements will be those in effect at issuance of the original policy and will be point in scale (based on the original issue age, duration, and original underwriting class since issuance of the original policy). The recapture period applicable to the original policy shall govern the new policy and duration shall be measured from the effective date of the original policy.

               If an exchange or replacement results in an increase in risk amount, the increase will be underwritten by the Ceding Company as new business and will be eligible for reinsurance coverage under this Agreement as new business.

               When an exchange or replacement is fully underwritten with new suicide and contestable periods and full first year commissions, the resulting policy will be administered the same as the issuance of a new policy.

15. POLICYHOLDER REINSTATEMENTS.

        a. FACULTATIVE REINSTATEMENT.

               If the Ceding Company has been requested to reinstate a policy that was originally ceded to the Reinsurer as facultative reinsurance, the Ceding Company will resubmit the case to the Reinsurer for underwriting approval before the reinsurance can be reinstated.

        b. PREMIUM ADJUSTMENT.

               The reinsurance premiums for the interval during which the policy was lapsed will be paid to the Reinsurer on the same basis as the Ceding Company charged its policyholder for the reinstatement.

        c. REINSTATEMENT FOLLOWING REINSURANCE OF NON-FORFEITURE BENEFITS.

               If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then the reinsurance for the extended term or reduced paid up option will terminate and the original policy will be reinstated using the facultative reinstatement procedures set forth above. If the reinstatement results in an increase in the Reinsured Net Amount at Risk greater than that attained at the time of the non-forfeiture activity, the terms of Article 13b will govern the increase.

16. INCREASE IN MAXIMUM DOLLAR RETENTION LIMITS AND RECAPTURE.

        a. NEW BUSINESS.

               If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 5 of each Case Exhibit, then it may, at its option and with 90 days' written notice to the Reinsurer, increase its Maximum Dollar Retention Limits shown in Section 5 of each Case Exhibit for policies issued after the effective date of the Maximum Dollar Retention Limit increase.

               A change to the Ceding Company's maximum Dollar. Retention Limits will not affect the reinsured policies in force except as specifically provided in paragraph 16b, below.

        b. RECAPTURE.

               If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 5 of each Case Exhibit, then it may, with 90 days' written notice to the Reinsurer, reduce or recapture the reinsurance in force subject to the following requirements:

                  i. An in-force cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Section 3 of Schedule A. The effective date of the reduction in reinsurance will be the later of the first policy anniversary following the expiration of the 90-day notice period to recapture and the policy anniversary date when the required minimum number of years is attained.

                  ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new Maximum Dollar Retention Limits.

                 iii. If more than one policy per life is eligible for
                      recapture, then any recapture must be effected beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                  iv. The Ceding Company may not rescind its election to
                      recapture for policies becoming eligible at future anniversaries.

                   v. Recapture of reinsurance will not be allowed on any policy for which the Ceding Company did not keep its Maximum Dollar Retention Limit at issue. The Ceding Company's Maximum Dollar Retention Limits are stated in Section 5 of each Case Exhibit.

                  vi. Recapture will not be made on a basis that may result in any anti-selection against the Reinsurer. The Reinsurer maintains the discretion to determine when anti-selection has occurred. Said determination will be made in a fair and equitable manner.

17. ERROR AND OMISSION.

        Any unintentional or accidental failure of the Ceding Company or the Reinsurer to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, will not be deemed a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

        This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by the Ceding Company to its insured or any other errors or omissions committed by the Ceding Company with regard to the policy reinsured hereunder.

18. INSOLVENCY.

        In the event that the Ceding Company is deemed insolvent, all reinsurance death or disability claims payable hereunder will be payable by the Reinsurer directly to the Ceding Company, its liquidator, receiver or statutory successor, without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of such insolvency, the liquidator, receiver or statutory successor of the Ceding Company will give written notice to the Reinsurer of the pendency of a death or disability claim against the Ceding Company on a risk reinsured hereunder within a reasonable time after such death or disability claim is filed in the insolvency proceeding. Such notice will indicate the policy reinsured and whether the death or disability claim could involve a possible liability on the part of the Reinsurer. During the pendency of such claim, the Reinsurer may investigate such death or disability claim and interpose, at its own expense, in the proceeding where such death or disability claim is to be adjudicated, any defense or defenses it may deem available to the Ceding Company, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same death or disability claim and a majority in interest (determined with respect to shares of Net Amount at Risk) elects to interpose a defense or defenses to any such death or disability claim, the expense will be apportioned among the reinsurers in the same proportion that the reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death or disability.

19. ARBITRATION.

        a. GENERAL.

               Notwithstanding any other provision, all disputes and other matters in question between the parties, arising out of, or relating to this Agreement, shall be submitted exclusively to arbitration upon the written request of either party; except a party shall not be prevented from filing and prosecuting a suit in a court of competent jurisdiction solely for the purpose of obtaining equitable relief, including for example, but not limited to, injunction or enforcement of subpoenas. The disputes and matters subject to arbitration include, but are not limited to disputes upon or after termination of this Agreement, and issues respecting the existence, scope, and validity of this Agreement. The arbitrators are to seek efficiencies in time and expense. The arbitrators are not bound to comply strictly with the rules of evidence. The arbitration panel also has, for example, the authority to issue subpoenas to third parties compelling prehearing depositions, and for document production. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law.

        b. NOTICE.

               To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

        c. PROCEDURE.

               Arbitration will be heard before a panel of three arbitrators. The arbitrators will be current or former executive officers of life insurance or life reinsurance companies other than either party or an affiliate of either party. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the day of the mailing of the notification initiating the arbitration, then select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days after the other party has given notice of its arbitrator appointment, the party which has already appointed an arbitrator may choose an additional arbitrator, and the two shall, in turn, choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

               Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitrators shall operate in a fair but cost efficient manner. For example, the arbitrators are not bound by technical rules of evidence and may limit the use of depositions and discovery. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

               Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

               The arbitration panel may, in its discretion, award attorneys' fees, costs, expert witness fees, expenses and interest, all as it deems appropriate to the prevailing party.

20. OFFSET.

        All undisputed amounts due or otherwise accrued to any of the parties hereto or any of their parents, affiliates, or subsidiaries, whether by reason of premiums, losses, expenses, or otherwise, under this Agreement or any other contract heretofore or hereafter entered into, will at all times be fully subject to the right of offset and only the net balance will be due and payable. The right of offset will not be affected or diminished because of the insolvency of either party.

21. GOOD FAITH: FINANCIAL SOLVENCY AND INSPECTION OF RECORDS.

        This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their warranties, representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns. This includes a duty of full and fair disclosure of all information respecting the formation and continuation of this contract and the business reinsured hereunder. The Ceding Company affirms that it has disclosed and will continue to disclose to the Reinsurer all matters material to this Agreement and each reinsurance cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in the Ceding Company's ownership or control. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired.

        Each party or its assigned representative shall have the right at any reasonable time to inspect the books, records, papers, files, policies and other matters respecting this Agreement. The party whose records are inspected agrees to provide a reasonable workspace for such inspection, to cooperate fully and to disclose the existence of and to produce any and all necessary and reasonable materials requested by such inspectors. Each party will bear its own audit expenses. All such information, including inspection reports and analyses, will be subject to confidentiality between the parties.

22. TREATMENT OF Confidential INFORMATION.

        Except for the purposes of carrying out this Agreement and as required by law, the Reinsurer shall not disclose or use any non-public personally identifiable customer or claimant information ("Customer/Claimant Information") provided by the Ceding Company to the Reinsurer, as such Customer/Claimant Information is defined by the Gramm-Leach-Bliley Act and related regulations. Such Customer/Claimant Information shall be shared only with those entities with which the Reinsurer may, from time to time, contract in accordance with the fulfillment of the terms of this Agreement, including but not limited to the Reinsurer's retrocessionaires and the Reinsurer's affiliates.

23. TERM OF THIS AGREEMENT AND TERMINATION.

        The Ceding Company will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days' written notice of termination by either party to the other. The Reinsurer will continue to accept reinsurance during this 90-day period. The Reinsurer's acceptance will be subject to both the terms of this Agreement and the Ceding Company's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

24.     SPECIAL TERMINATION.

        a. Upon occurrence of any of the Trigger Events set forth below in Paragraph b. of this Article 24, the Ceding Company may, at its option, give written notice via certified mail to the Reinsurer of its intent to terminate this Agreement. Unless such written notice is subsequently withdrawn by the Ceding Company or the Reinsurer cures such Trigger Event condition, on the 90th calendar day after receipt of such written notice by the Reinsurer (the "Termination Date"), this Agreement will terminate on the basis set forth in Paragraph c. of this Article 24.

        b. The Trigger Events under which the Ceding Company may terminate this Agreement in accordance with Paragraph a. of this Article 24 are limited to the events described in the following sub-paragraphs i, ii, and iii. However, the Ceding Company's right to terminate the Agreement pursuant to sub-paragraphs i, ii, or iii below will expire when the event no longer applies or if the Reinsurer is considered to have cured such condition, as described for the Trigger Events contained in sub-paragraphs i and iii.

               i) The publicized claims paying ability ratings assigned to the Reinsurer by two or more of the Specified Industry Rating Agencies fall below the Minimum Acceptable Ratings defined m the following table for more than 90 consecutive business days. The Reinsurer will be considered to have cured such condition if, during the 90 day notice period described in Paragraph a. of this Article 24, the Reinsurer's claims paying ability ratings from three or more of the specified Industry Rating Agencies become equal to or higher than the ratings shown in this subsection:

           Specified Industry Rating              MINIMUM ACCEPTABLE RATINGS
                    Agencies

               Standard & Poor's                              BBB-
                    Moody's                                   A3
                   A.M. Best                                  A-
                Duff & Phelps                                 BBB-

                      For purposes of this sub-paragraph i, the Specified Industry Rating Agencies shall be the four Industry Rating Agencies listed in the above table. However, any Industry Rating Agency that has either discontinued its ratings services for any period of time, or has not published a current claims paying ability rating for the Reinsurer for any period of time shall not be a Specified Industry Rating Agency for that period.

               ii) The Insurance Commissioner of the Reinsurer's state of domicile declares the Reinsurer insolvent.

               iii) The Insurance Commissioner in a state where the Ceding Company and the Reinsurer are licensed or authorized issues a letter stating that the Ceding Company is not permitted to take credit on its financial statement for the reinsurance ceded to the Reinsurer under this Agreement due to reasons related to the Reinsurer's financial condition. The Reinsurer may cure such condition during the 90 day notice period described in Paragraph a. of this Article 24 by enabling the Ceding Company to receive credit on its financial statement for the reinsurance ceded to the Reinsurer under this Agreement.

          c. Upon the Termination Date, the Reinsurer will calculate a terminal accounting that will include a refund of unearned premiums and unpaid death claims, whether or not the death claims were reported to the Reinsurer prior to the Termination Date. The Ceding Company will pay the Reinsurer any unpaid premiums earned prior to the Termination Date for policies covered by the Agreement. The Reinsurer will not pay to the Ceding Company any amount representing the reserve held on the business. Payment of amounts specified in this paragraph will be considered the full and complete discharge of all obligations of the Ceding Company and the Reinsurer under this Agreement.


25.     MEDICAL INFORMATION BUREAU.

        The Reinsurer is required to strictly adhere to the Medical Information Bureau Rules, and the Ceding Company agrees to abide by these Rules, as amended from time to time. The Ceding Company will not submit a preliminary notice, application for reinsurance, or reinsurance cession to the Reinsurer unless the Ceding Company has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

26. SEVERABILITY.

        In the event that any court, arbitrator, or administrative agency determines any provision or term of this Agreement to be invalid, illegal or unenforceable, all of the other terms and provisions of this Agreement shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. However, in the event this Article is exercised and the Agreement no longer reflects the original intent of the parties, the parties agree to attempt to renegotiate this Agreement in good faith to carry out its original intent.

27. SURVIVAL.

        All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

28. NON-WAIVER.

        No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

29. COLORADO LAW AND JURISDICTION

        This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to any jurisdiction's choice of law rules. In the event of the need for a judicial determination respecting this Agreement, the Ceding Company and the Reinsurer will consent to the jurisdiction of any court of general jurisdiction within the State of Colorado. With respect to this Agreement, the Reinsurer and the Ceding Company consent to and appoint the Commissioner of Insurance of the State of Colorado as agent for service of process.

0526-2942
COLI 01/18/2002                             15


                                   SCHEDULE A
                               COVERAGE AND LIMITS

1.      PLANS REINSURED:

Policies eligible for reinsurance under this Agreement are guaranteed issue Corporate Owned Life Insurance or Bank Owned Life Insurance as set forth in
Section 1 of each Case Exhibit.

2.      PREMIUM DUE:

Reinsurance premiums are due annually in advance. These premiums are due with the next quarterly billing following the date the policy is placed in force and with each subsequent quarterly billing following each policy anniversary.

3.      RECAPTURE PERIOD:

Recapture is only allowed in accordance with Article 16.b of this Agreement. The minimum number of years for a cession to be reinsured before it is eligible for recapture pursuant to Article 16.b. is 10 years.

4.      NET AMOUNT AT RISK:

The net amount at risk on the policies and riders eligible for reinsurance under this Agreement, is defined below:

        Option A Base Policy: The Net Amount at Risk is the Death Benefit minus the Account Value, where the Death Benefit is the greater of the Face Amount or the minimum amount required under Section 7702 of the IRC.

        Option B Base Policy: The Net Amount at Risk is the Death Benefit minus the Account Value, where the Death Benefit is the greater of the Face Amount plus Policy Value or the minimum amount required under Section 7702 of the IRC.

        For purposes of this Agreement, the following will apply:

        The Face Amount is the amount the Ceding Company uses to determine the death benefit and proceeds payable under the policy. The Initial Base Face Amount will be shown in the Policy Data of the policy.

5.      ADDITIONAL REPORTING INFORMATION: For all policies include:

        1.      Underwriting Indicator: GI/SI/RI 2.
        2.      Corporation or Bank Name

                      In addition, for policies that are a part of a group where the Reinsurer's share of the group Net Amount at Risk under this Agreement exceeds $50,000,000, include:

                             1. Working Address. This needs to be provided to the Reinsurer as soon as possible after the Case is placed.

                                   SCHEDULE B

                          REINSURANCE PREMIUMS -YEARLY RENEW ABLE TERM BASIS

1.      REINSURANCE PREMIUMS -LIFE:

        Standard annual reinsurance premiums per $1000 reinsured are the Reinsurance Rates attached to this Schedule B, as Schedule B-1, multiplied by the Reinsurance Percentages set forth in Section 6 of each Case Exhibit, applied to the appropriate issue age and duration since issuance of the reinsured policy.

                                  SCHEDULE B-1
                               REINSURANCE PREMIUM

                                REINSURANCE RATES

                         1983 GAM Table (Male & Female)

                           1983 GAM Tables (per 1000)

        Attained                      Attained
          Age        Male    Female     Age       Male       Female
                0      0           0        60      9,158       4,241
                1      0           0        61     10,064       4,703
                2      0           0        62     11,133       5,210
                3      0           0        63     12,391       5,769
                4      0           0        64     13,868       6,386
                5      0           0        65     15,592       7,064
                6      0           0        66     17,579       7,817
                7      0           0        67     19,804       8,681
                8      0           0        68     22,229       9,702
                9      0           0        69     24,817      10,922
               10      0           0        70     27,530      12,385
               11      0           0        71     30,354      14,128
               12      0           0        72     33,370      16,160
               13      0           0        73     36,680      18,481
               14      0           0        74     40,388      21,092
               15  0.325       0.140        75     44,597      23,992
               16  0.333       0.149        76     49,388      27,185
               17  0.343       0.159        77     54,758      30,672
               18  0.353       0.168        78     60,678      34,459
               19  0.365       0.179        79     67,125      38,549
               20  0.377       0.189        80     74,070      42,945
               21  0.392       0.201        81     81,484      47,655
               22  0.408       0.212        82     89,320      52,691
               23  0.424       0.225        83     97,525      58,071
               24  0.444       0.239        84    106,047      63,807
               25  0.464       0.253        85    114,836      69,918
               26  0.488       0.268        86    124,170      76,570
               27  0.513       0.284        87    133,870      83,870
               28  0.542       0.302        88    144,073      91,935
               29  0.572       0.320        89    154,859     101,354
               30  0.607       0.342        90    166,307     111,750
               31  0.645       0.364        91    178,214     123,076
               32  0.687       0.388        92    190,460     135,630
               33  0.734       0.414        93    203,007     149,577
               34  0.785       0.443        94    217,904     161,503
               35  0.860       0.476        95    234,086     182,419
               36  0.907       0.502        96    248,436     201,757
               37  0.966       0.536        97    263,954     222,044
               38  1.039       0.573        98    280,803     243,899
               39  1.128       0.617        99    299,154     268,185
               40  1.238       0.665       100    319,185     295,187
               41  1.370       0.716       101    341,086     325,225
               42  1.527       0.775       102    365,052     358,897
               43  1.715       0.842       103    393,102     395,843
               44  1.932       0.919       104    427,255     438,360
               45  2.183       1.010       105    469,531     487,816
               46  2.471       1.117       106    521,945     545,886
               47  2.790       1.237       107    586,518     614,309
               48  3.138       1.366       108    665,268     694,885
               49  3.513       1.505       109    760,215     789,474
               50  3.909       1.647       110       1000        1000
               51  4.324       1.793       111       1000        1000
               52  4.755       1.949       112       1000        1000
               53  5.200       2.120       113       1000        1000
               54  5.660       2.315       114       1000        1000
               55  6.131       2.541       115       1000        1000
               56  6.618       2.803       116       1000        1000
               57  7.139       3.103       117       1000        1000
               58  7.719       3.443       118       1000        1000
               59  8.384       3.821       119       1000        1000



                                   SCHEDULE C

                              REPORTING INFORMATION

                         INFORMATION ON RISKS REINSURED

        1.     Type of Transaction
        2.     Effective Date of Transaction
        3.     Automatic/Facultative Indicator
        4.     Regular / Simplified / Guaranteed Issue Indicator
        5.     Policy Number
        6.     Full Name of Insured
        7.     Date of Birth
        8.     Male / Female / Unisex
        9.     Smoker/Nonsmoker/Unismoke
        10.    Policy Plan Code
        11.    Insured's State of Residence
        12.    Issue Age
        13.    Issue Date
        14.    Duration from Original Policy Date
        15.    Face Amount Issued
        16.    Reinsured Amount (Initial Amount)
        17.    Reinsured Amount (Current Amount at Risk)
        18.    Death Benefit Option (For Universal Life Type Plans)
        19.    ADB Amount (If Applicable)
        20.    Substandard Rating
        21.    Flat Extra Amount Per Thousand
        22.    Duration of Flat Extra
        23.    PW Rider (Yes or No)
        24.    Previous Policies (Yes or No)
        25.    Premiums
        26.    COLI / BOLl
        27.    Name or Identifier of Corporation or Bank
        28.    Working Address, if applicable

0526-2942
COLI 01/18/2002                         20







                    GREAT-WEST LIFE & ANNUITY 2000 CEDED POOL
                                 POOL CODE 1042
                    INFORCE BUSINESS AS OF QUARTER _________

                                                       S S                                                  CURRENT
                            CURR                 ISS   E /     POLICY      REIN          JT   CV    PLAN     LIFE      CURRENT
  INSURED     POLICY NBR    RES     BIRTHDATE    AGE   X N      DATE      RATING   AVI   IN   TY    CODE     RISK      PREMIUM  CNT















                                                                         ALL AMOUNTS MUST BE MULTIPLIED BY YOUR COMPANY SHARE date
                                                                                                                            PAGE #

date

                     AQ72RINP -STATUTORY, TAX, GAAP RESERVES
                                CEDED REINSURANCE
                                   (DATE) 2000

GWLA CEDED POOL


                                                                                                     GAAP           SUBSTANDARD
RESERVE                 REI            ISSUE          NO. OF        OFFICIAL         USCB           BENEFIT           RESERVE
BASIS                   TYPE           YEAR          POLICIES        AMOUNT         RESERVE         RESERVE       (MISC BENEFITS)

























                                                   ALL AMOUNTS MUST BE MULTIPLIED BY YOUR COMPANY SHARE
                                                                                                 PAGE #

date

0526-2942
COLI 01/18/2002                             22


                                   SCHEDULE C

                               ___ QUARTER 200___

TO:
--------------------------------------------------------------------------------------
POLICY EXHIBIT FOR:                                (100% figures)
                      -----------------------------------------------------------------
                             Life           Life          Premium Waiver
               Count         Volume              Count                  Volume



INFORCE
        ---------------------               --------------------------------------------------
+ NEW BUSINESS
                                            --------------------------------------------------
+ REINSTATEMENTS
                                            --------------------------------------------------
+ OTHER NET INCREASES
                                            --------------------------------------------------

-DEATH CLAIMS
                                            --------------------------------------------------

-LAPSES
                                            --------------------------------------------------

-SURRENDERS
                                            --------------------------------------------------

-OTHER NET DECREASES
                                            --------------------------------------------------

INFORCE
        ---------------------


RESERVES

LIFE:

PREMIUM WAIVER + MISC. BENEFITS:


                                                                 PREMIUM

PREMIUMS                                    LIFE                 WAIVER                TOTAL

PREMIUMS

FIRST YEAR:                                 ____                 _________             ______
RENEWAL:                                    ____                 _________             ______


DISBURSEMENTS

CLAIMS + CLAIMS EXPENSE                     _____                _________             ______

INTEREST:                                   _____                _________             ______


TOTAL

PREMIUMS LESS DISBURSEMENTS                 _____         _________     ______


COMPANY SHARE @ __________                  _____         ________      _____***


***If this is positive, check due your company is enclosed. If this is negative, please send check for this amount.



                                 CASE EXHIBIT 1

1.      CASE NAME:
        Frost National Bank Case

2.      CASE ISSUE DATE:
        December 29, 2000

3.      REINSURANCE BASIS:
        Reinsurance for the Frost National Bank Case is on a first dollar quota share basis. The Ceding Company will retain, and not otherwise reinsure, an amount of insurance on each life equal to the Ceding Company's Quota Share Percentage Amount of the policy as set forth in Section 8 of this Case Exhibit 1.

4.      REINSURED AMOUNT:
        The Ceding Company's Quota Share Percentage Amount is shown in Section 8 of this Case Exhibit 1. The Reinsurer shall reinsure 53.00% of the Net Amount at Risk, as defined in Section 4 of Schedule A, up to the Ceding Company's Maximum Dollar Retention Limits, as set forth in Section 5 of this Case Exhibit 1, and 100.00% of the Net Amount at Risk beyond the Ceding Company's Maximum Dollar Retention Limits, subject to a maximum Reinsured Net Amount at Risk of $1 ,500,000 per life.

5.      CEDING COMPANY'S MAXIMUM DOLLAR RETENTION LIMITS:
        a. Life Insurance:
               The following values are the Ceding Company's Corporate Owned Life Insurance and Bank Owned Life Insurance Maximum Dollar Retention Limits for the Frost National Bank Case.

               --------------------------------- -------------------------------
                           Issue Ages Guaranteed Issue

               --------------------------------- -------------------------------
               --------------------------------- -------------------------------
                            25--70                          $1,500,000.00
               --------------------------------- -------------------------------

6.      REINSURANCE PERCENT AGES:

        Standard annual reinsurance premiums per $1000 reinsured are the following Reinsurance Percentages multiplied by the Reinsurance Rates (1983 GAM Table), as set forth in Section 1 of Schedule B, applied to the appropriate issue age and duration since issuance of the reinsured policy.

                  ------------------------------ ---------------------------
                          Policy Years                  Percentages

                  ------------------------------ ---------------------------
                  ------------------------------ ---------------------------
                  Years 1 through 4              95.0%
                  ------------------------------ ---------------------------
                  ------------------------------ ---------------------------
                  Years 5+                       64.0%
                  ------------------------------ ---------------------------




                            CASE EXHIBIT 1. CONTINUED

7.      SUPPLEMENTAL BENEFITS AND RIDERS REINSURED:

        Supplemental benefits and riders are not reinsured under this Agreement.

8.      CEDING COMPANY'S QUOTA SHARE PERCENTAGE AMOUNT:

        The Ceding Company shall retain 47.00% of the Net Amount at Risk, as defined in Section 4 of Schedule A, up to the Ceding Company's Maximum Dollar Retention Limits, as set forth in Section 5 of this Case Exhibit 1.

9.      EXPERIENCE REFUND FORMULA:

        The Experience Refunds for the Frost National Bank Case will be calculated annually on each December 31, beginning with December 31, 2001. Reinsurance Premiums and death claim values used in the calculation will be as per close of the Ceding Company's books on each December 31st and will be solely the Reinsurer's share. The amount of the Experience Refund will be payable to the Ceding Company from the Reinsurer within 30 days after such calculation is reported by the Ceding Company and agreed to by the Reinsurer. Over due amounts may be charged interest at the rate i(t).

For calendar year (t),

i (t)  = annual interest rate applicable for calendar year (t)
       = arithmetic average of monthly interest rates applicable to reserves on underlying case

Paid Reinsurance Premium (t) = reinsurance premiums due or paid corresponding to calendar year (t-1)

Paid Death Claims (t) = the Reinsurer's share of recoverable death claims paid by the Ceding Company and billed to the Reinsurer in calendar year (t)

Expected Death Claims(t),
        where t = 1,2,3,4
               = (Paid Reinsurance Premium (t) + 0.95) * 0.90
Expected Death Claims(t), where t > 4

               = (Paid Reinsurance Premium (t) + 0.64) * 0.60 Death Claims Fluctuation Reserve(t) = CFR(t) = 2 x Expected Death Claims (t)

IBNR (t) = 0.25 x Expected Death Claims (t)

Target Reserve (t) = CFR (t) + IBNR (t)

Initial Reserve (0) = 0
Initial Reserve (t),

where t = 1,2,3,4 = [(paid Reinsurance Premium (t) + 0.95) * 0.90 * (1 + i(t))]
- [(Paid Death Claims (t) * (1 + i(t)10.5)]
        + [(Final Reserve (t-1) * (1 + i(t))]
Initial Reserve (t), where t > 4
        = [(Paid Reinsurance Premium (t) + 0.64) * 0.60 * (1 + i(t)] -[(Paid Death Claims (t) * (1 + i(t))"0.5)]
        + [(Final Reserve (t-l) * (1 + i(t))]

Experience Refund (t) = Maximum{0; Initial Reserve (t) -Target Reserve (t)}

Final Reserve (t) = Initial Reserve (t) -Experience Refund (t)

10.     AGE BASIS:
        Age Nearest Birthday